SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 20, 2007 (December 18, 2007)

CHEMBIO DIAGNOSTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-30379	88-0425691
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
3661 Horseblock Road
Medford, NY 11763
(Address of principal executive offices)
631-924-1135
(Registrant’s Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02                      UNREGISTERED SALES OF EQUITY SECURITIES

In connection with the exercise of warrants on a cash basis pursuant to the Plan (defined below in Item 7.01), on December 19, 2007, the Company issued 2,723,403 shares of common stock. The Company received $1,089,361 as consideration for these issuances.  These issuances were completed in reliance on exemptions from registration under Section 4(2) of the Act and Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”).  These transactions qualified for exemption from registration because (i) the securities were issued to accredited investors only; (ii) the Company did not engage in any general solicitation or advertising to market the securities; (iii) each purchaser was provided the opportunity to ask questions and receive answers from the Company regarding the offering; and (iv) the warrant exercisers received “restricted securities.”

In connection with the exercise of warrants on a cashless basis pursuant to the Plan, on December 19, 2007, the Company issued 963,163 shares of common stock.  The Company did not receive any cash as consideration for these issuances, but rather these warrants were exercised on a cashless basis (described below in Item 7.01).  These issuances were completed in reliance on exemptions from registration under Section 4(2) of the Act and Rule 506 of Regulation D promulgated under the Act.  These transactions qualified for exemption from registration because (i) the securities were issued to accredited investors only; (ii) the Company did not engage in any general solicitation or advertising to market the securities; (iii) each purchaser was provided the opportunity to ask questions and receive answers from the Company regarding the offering; and (iv) the purchasers received “restricted securities.”

On December 19, 2007, the Company also issued 1,273,235 shares of common stock as payment of dividends to holders of its Series A, Series B and Series C Preferred Stock.  No cash was exchanged in this issuance.  These dividend shares were issued in connection with the Company’s sale of Series A Preferred Stock in May 2004, the Company’s sale of Series B Preferred Stock in January 2005 and March 2006, and its sale of Series C Preferred Stock in September and October 2006, which were exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) and applicable state laws pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D.  These issuances qualified for exemption from registration because (i) the securities were issued to accredited investors only; (ii) the Company did not engage in any general solicitation or advertising to market the securities; and (iii) each purchaser was provided the opportunity to ask questions and receive answers from the Company regarding the offering.

On December 19, 2007, the Company also issued 2,395,466 warrants to purchase shares of common stock to holders of certain of the Company’s Non-Employee Warrants that did not consent to the Plan transactions.  No cash was exchanged in these issuances, and these warrants were issued pursuant to the application of the anti-dilution provisions existing in certain of the Non-Employee Warrants.  The exercise prices of certain of the Non-Employee Warrants held by non-consenting holders was also reduced to $0.40 pursuant to the terms of these warrants, and these non-consenting holders are permitted to exercise their warrants for cash only at $0.40 per share until the expiration of the warrants.  These issuances were exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) and applicable state laws pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D.  These issuances qualified for exemption from registration because (i) the securities were issued to accredited investors only; (ii) the Company did not engage in any general solicitation or advertising to market the securities; (iii) each purchaser was provided the opportunity to ask questions and receive answers from the Company regarding the offering; and (iv) the purchasers received “restricted securities.”

On December 19, 2007, the Company issued 41,260,568 shares of Common Stock based on the conversion of the Company’s Series A, Series B and Series C Preferred Stock.  No cash was exchanged in these issuances.  These issuances were exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) and applicable state laws pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D.  These issuances qualified for exemption from registration because (i) the securities were issued to accredited investors only; (ii) the Company did not engage in any general solicitation or advertising to market the securities; (iii) each purchaser was provided the opportunity to ask questions and receive answers from the Company regarding the offering; and (iv) the purchasers received “restricted securities.”

ITEM 5.03        AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS, CHANGE IN FISCAL YEAR

On December 19, 2007, the Company’s Board of Directors amended its bylaws to adopt a new bylaw to limit the application of Nevada Revised Statutes 78.378 to 78.3793, inclusive, to the Company.  The Company’s adoption of the new bylaw will exempt the Company from the provisions of the Nevada Revised Statutes applicable to the acquisition of a controlling interest by existing or future stockholders.

ITEM 7.01.                        REGULATION FD DISCLOSURE.

On December 18, 2007 (the “Proposed Plan Closing Date”), the Company extended the date for the voting period to December 19, 2007, on the proposed amendments to the governing documents for the Company’s Series A, Series B and Series C Convertible Preferred Stock (collectively, the “Preferred Stock”) and for certain warrants and options (collectively, the “Non-Employee Warrants”) not including options or warrants issued to employees or directors in their capacity as such (these actions collectively, the “Plan”).  On December 19, 2007 (the “Closing Date”), the Plan transactions were approved by the Company and the requisite percentages of the holders of the Preferred Stock and the Non-Employee Warrants, and the Plan was consummated.  The results of the Plan and the modified terms of the Preferred Stock and the Non-Employee Warrants are set forth below.

Pursuant to the terms of the Plan, on the Closing Date, all of the outstanding Series A and Series B Preferred Stock, other than the Series A Preferred and Series B Preferred held by the Company’s Chief Executive Officer, Lawrence A. Siebert, was converted into 21,538,479 shares of the Company’s $.01 par value common stock (the “Common Stock”) at a conversion rate of $0.40 per share of Common Stock.  The Series A Preferred and Series B Preferred held by Mr. Siebert was converted at the rate of $0.48 per share into 2,534,593 shares of Common Stock.  All of the outstanding Series C Preferred Stock was also converted into 17,187,496 shares of Common Stock at the rate of $0.48 per share, and the Company issued 1,273,235 shares of Common Stock as payment for any accrued but unpaid dividends on any shares of the Preferred Stock outstanding on the Closing Date.

On the Closing Date, the holders of all the Non-Employee Warrants were permitted to exercise their Non-Employee Warrants for cash at a reduced exercise price of $0.40 per share, or on a cashless basis at an exercise price of $0.45 per share.  The exercise of these Non-Employee Warrants on a cash and cashless basis resulted in the Company issuing 3,686,566 shares of Common Stock. Non-Employee Warrant Holders that exercised at least 10% of their Non-Employee Warrants for cash at $0.40 per share on the Closing Date are now permitted, but not required, to exercise the remaining balance of their Non-Employee Warrants for cash or on a cashless basis at an exercise price of $0.45 per share at any time on or before June 30, 2008.

Pursuant to the terms of the approved Plan, if a Non-Employee Warrant holder exercised at least 10% of its warrants for cash at the Closing Date, but does not exercise the remaining balance of its warrants for cash or on a cashless basis on or before June 30, 2008, the exercise price of its remaining warrants will revert to the original exercise price on July 1, 2008, at which time they will be permitted to exercise their Non-Employee Warrants on a cash or a cashless basis.

For a consenting Non-Employee Warrant holder that did not exercise at least 10% of its warrants for cash at the Closing Date, the exercise price of its warrants will revert to the original exercise price, subject to any applicable adjustment, on December 20, 2007.  Beginning April 1, 2008, in addition to being exercisable for cash, a Non-Employee Warrant holder that did not exercise at least 10% of its warrants for cash at the Closing Date will be permitted to exercise their warrants on a cashless basis based on the VWAP for the ten-trading day period that ends on the first trading day immediately preceding the date of such warrant exercise.  The Plan amendments also provide that for those Non-Employee Warrant holders that consented to the Plan, the anti-dilution and price reduction provisions of the Non-Employee Warrants will not cause any adjustment to the exercise price or number of shares issuable based on any issuance or other action taken in connection with the Plan.

Certain holders of the Non-Employee Warrants did not consent to the Plan transactions.  Pursuant to the anti-dilution terms existing in certain of the Non-Employee Warrants held by these non-consenting holders, the number of warrants that theses non-consenting holders are permitted to exercise has been increased by 2,395,466.  In addition, the exercise prices of certain of the Non-Employee Warrants held by non-consenting holders was reduced to $0.40 pursuant to the terms of these warrants, and these non-consenting holders are permitted to exercise their warrants for cash only at $0.40 per share until the expiration of the warrants.

The Plan’s cashless exercise provision permits Non-Employee Warrant holders to use any excess of the market price of the Company’s Common Stock over the exercise price of a Non-Employee Warrant as part of the exercise price for another Warrant by submitting both warrants at the time of exercise.  Pursuant to the Plan, Non-Employee Warrant holders were permitted at the Closing Date to use the greater of (i) $0.53 or (ii) the VWAP for the ten-trading day period that ended on December 17, 2007 as the value of the Common Stock, so that each Non-Employee Warrant used as part of the exercise price payment on the Closing Date represented the difference between the greater of these two values and the $0.45 Non-Employee Warrant exercise price.  In addition, Non-Employee Holders that exercised at least 10% of all of such holder's Non-Employee Warrants for cash on the Closing Date are permitted between the Closing Date and June 30, 2008 to use the difference between the greater of these two values and the $0.45 Non-Employee Warrant exercise price as part of their exercise price payment.  Non-Employee Warrant Holders that did not exercise (x) at least 10% of all of such holder's Non-Employee Warrants for cash at the Closing Date, or (y) its Non-Employee Warrants on cashless basis at $0.45 per share on the Closing Date will only be permitted to exercise its Non-Employee Warrants on a cashless basis beginning on April 1, 2008, and at that point the value of a warrant to be used as part of the exercise price payment in such cashless exercise will equal the excess of the VWAP for the ten-trading day period that ends on the first trading day immediately preceding the date of such warrant exercise over the exercise price of a warrant.

In connection the Plan closing, the Company obtained $1,089,361 of Non-Employee Warrant cash exercises on the Closing Date.

The Company worked with Collins Stewart LLC (“Collins Stewart”), an investment banking advisor, with respect to the Plan transactions.  As compensation for the services rendered by Collins Stewart, the Company will pay Collins Stewart certain cash fees, as well as reimbursement, up to specified thresholds, for its reasonable counsel and out-of-pocket expenses related to the Plan.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibits.

3	New Article VI of Bylaws for Chembio Diagnostics, Inc.

99.1	Press Release titled “Chembio Diagnostics Completes Plan To Simplify Its Capital Structure, Raises Approximately $1.1 Million” issued December 20, 2007.

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In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.  This Current Report on Form 8-K does not constitute a determination of whether any information included herein is material.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  December 20, 2007                                                        Chembio Diagnostics, Inc.

By:  /s/ Lawrence A. Siebert
Lawrence A. Siebert
Chief Executive Officer